UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017

PARKWAY, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37819	61-1796261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

San Felipe Plaza 5847 San Felipe Street, Suite 2200, Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip code)

(346) 200-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Greenway Joint Venture Agreement

On April 17, 2017, Parkway, Inc. (the “Company”), through its subsidiaries, entered into a joint venture agreement with respect to the previously announced joint venture for its Greenway Plaza and Phoenix Tower properties (together, the “Greenway Properties”). This agreement – the Amended and Restated Limited Partnership Agreement (the “Joint Venture Agreement”) of GWP JV Limited Partnership (the “Joint Venture”), dated April 17, 2017, with an affiliate of Canada Pension Plan Investment Board (“CPPIB”) and an entity controlled by TH Real Estate Global Asset Management and Silverpeak Real Estate Partners (“TIAA/SP”) (CPPIB and TIAA/SP are referred to each as an “Investor” and together as the “Investors”) – was entered into on April 17, 2017 in connection with the initial closing of the sale of an interest in the Company’s Greenway Properties to the Investors, as discussed further in Item 2.01 below. The Company, through its subsidiaries, now owns a 51% indirect interest in the Greenway Properties (with 1% being held by a subsidiary acting as the general partner of the Joint Venture and 50% being held by a subsidiary acting as a limited partner of the Joint Venture), and each of CPPIB and TIAA/SP owns a 24.5% indirect interest in the Greenway Properties as a limited partner of the Joint Venture.

The Joint Venture Agreement provides for a subsidiary of Parkway Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”), to serve as general partner and be responsible for the day-to-day business and affairs of the Joint Venture, subject to certain “major decision” approval rights of the Investors (which include, but are not limited to, liquidation or merger of the Joint Venture, selling joint venture assets, amendment of the Joint Venture Agreement, entry into certain material contracts, including debt documents, making certain expenditures and other major actions). The Investors also have the ability to remove the Operating Partnership’s subsidiary as general partner following certain defaults by the Operating Partnership’s subsidiaries under the Joint Venture Agreement, including, among other things, for failure to fund their portion of capital calls in the amount of $20 million or more in the aggregate.

The Joint Venture Agreement includes provisions permitting the general partner to make certain mandatory capital calls, including for payment of certain approved or budgeted expenses, together with remedies for the failure of any partner to fund its portion of a capital call, including the right of non-defaulting partners to fund the deficiency amount by providing an interest bearing loan. Any capital call relating to certain liabilities specifically retained by the Operating Partnership pursuant to the Contribution Agreement (as defined herein) must be funded 100% by the Operating Partnership. Distributions of available cash under the Joint Venture Agreement generally will be made quarterly on a pro rata basis.

The Joint Venture Agreement also provides the partners with a right of first offer (“ROFO”). Under this right, each partner may trigger an “interest sale” ROFO process at any time pursuant to which the other partners may either acquire the triggering partner’s interest in the Joint Venture or permit the triggering partner to sell its interest to a third party. In addition, the Operating Partnership, through its subsidiaries, or the Investors, acting together, may trigger an “asset sale” ROFO at any time pursuant to which the general partner of the joint venture must pursue a sale of all or substantially all of the Joint Venture’s assets for not less than a specified amount based on a third-party valuation. An Investor acting alone may not trigger an asset sale ROFO until the third anniversary of the date of the Joint Venture Agreement.

The Joint Venture Agreement also includes co-investment rights in favor of the Investors through the third anniversary of the date of the agreement. These co-investment rights require the Company to permit the Investors to co-invest (in some cases, up to 49% in the aggregate) in certain opportunities that may be pursued by the Company or its affiliates within the greater Houston metropolitan area (as defined in the Joint Venture Agreement). These opportunities include the Company seeking additional investors above certain thresholds with respect to other greater Houston metropolitan area assets of the Company or with respect to the Company’s acquisition or financing of other commercial office properties, office building development sites or parking garages located in the greater Houston metropolitan area. No Investor will have any further co-investment rights after it has invested an aggregate of $500 million (which includes its investment in the Joint Venture).

In connection with formation of the Joint Venture, the Joint Venture formed GWP JV Holdings, LLC (the “Subsidiary REIT”) as a subsidiary of the Joint Venture to hold the Greenway Properties, which will elect to be taxed as a real estate investment trust for federal income taxes purposes commencing with its taxable year ending December 31, 2017. The Joint Venture holds the Greenway Properties indirectly through its interest in the Subsidiary REIT. In connection with the execution of the Joint Venture Agreement, the Operating Partnership (through its subsidiary that serves as general partner of the Joint Venture) and the Joint Venture entered into the Amended and Restated Limited Liability Company Agreement of GWP JV Holdings, LLC dated April 17, 2017. This agreement provides that the Subsidiary REIT is governed by a board of directors consisting of five directors. The board of directors is responsible for the day-to-day business and affairs of the Subsidiary REIT and acts by majority vote, provided that certain “major decisions” (including actions that constitute Joint Venture major decisions, as well as certain other major actions such as sales of assets, entering into certain major leases and debt agreements, approval of annual budgets and establishing certain reserves, among other things) require the unanimous approval of the board. Pursuant to the Joint Venture Agreement, the Company is entitled to name three directors to the Subsidiary REIT’s board, and each of the Investors is entitled to name one director to the Subsidiary REIT’s board.

The foregoing description of the Joint Venture Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Joint Venture Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Omnibus Direction Agreement

On April 17, 2017, the Company, through the Operating Partnership and certain other subsidiaries, entered into an Omnibus Direction Agreement (the “Direction Agreement”) with an affiliate of CPPIB and an entity controlled by TIAA/SP. The Direction Agreement amends certain terms of the Omnibus Contribution and Partial Interest Assignment Agreement (the “Contribution Agreement”), dated February 17, 2017, among the Operating Partnership, certain of the Company’s other subsidiaries, an affiliate of CPPIB and an entity controlled by TIAA/SP, related to the procedures for contributing the interests in the Greenway Properties to the Joint Venture. The Company completed the contribution of the Greenway Properties on April 20, 2017, as described in Item 2.01 below.

The foregoing description of the Direction Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Direction Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

New Greenway Mortgage Loan

On April 17, 2017, in connection with execution of the Joint Venture Agreement, certain subsidiaries of the Joint Venture (collectively, the “Borrowers”) entered into a loan agreement (the “Loan Agreement”) with Goldman Sachs Mortgage Company (“Lender”).

The Loan Agreement provides for a loan in the original principal amount of $465,000,000 (the “Loan”) to the Borrowers, which was fully funded at the initial closing of the Joint Venture on April 17, 2017. The Operating Partnership used the proceeds of the Loan to (i) repay all amounts outstanding under the Company’s current Credit Agreement, dated as of October 6, 2016, by and among the Operating Partnership, as Borrower, the Company, the financial institutions party thereto and their assignees, as lenders, and Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and JPMorgan Chase Bank, N.A., Citizens Bank, National Association, and KeyBank National Association, as Co-Documentation Agents (the “Credit Agreement”), and (ii) to fund a credit to the Joint Venture with respect to certain outstanding contractual lease obligations and in-process capital expenditures.

The Loan has a term of five years, maturing on May 6, 2022, and bears interest at a rate of 3.753% per annum. The Loan is secured by, among other things, a first priority mortgage lien against the Borrowers’ fee simple interest in the Greenway Properties (other than the Phoenix Tower property).

The Borrowers are permitted to voluntarily prepay the Loan in whole, but not in part, during a prepayment period beginning May 6, 2020 through the maturity date without any yield maintenance charge. In addition, the

Loan Agreement provides for mandatory prepayment in certain circumstances such as casualty and condemnation without a yield maintenance charge. At any time after a lockout period beginning from the date of closing of the Loan to the earlier of two years following securitization of the Loan or three years after closing of the Loan, the Borrowers may cause the full release of the Greenway Properties that secure the Loan from the lien of the Loan by providing satisfactory defeasance collateral that is sufficient to meet the payment obligations set forth in the Loan Agreement. Alternatively, at any time after the lockout period, in connection with an arm’s length sale of certain parcels of the Greenway Properties that secure the Loan, the Borrowers may release certain portions of the collateral by providing substitute, defeasance collateral to the Lender in specific amounts allocated to the parcels to be released, provided other conditions are satisfied, including that certain debt service coverage ratios are met after giving effect to such release.

The Loan is non-recourse, subject to customary carveouts, with the Operating Partnership acting as the nonrecourse guarantor pursuant to a Guaranty, dated as of April 17, 2017, by the Operating Partnership in favor of Lender (the “Guaranty”). The Lender, the Borrowers and certain affiliates of the Borrowers, also entered into customary ancillary loan documents.

The Loan Agreement includes customary representations and warranties of the Borrowers. The Loan Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the Lender to, among other things, declare the principal, accrued interest and other obligations of the Borrowers under the Loan Agreement to be immediately due and payable and foreclose on the collateral securing the Loan, including the Greenway Plaza property.

The foregoing description of the Loan Agreement and the Guaranty does not purport to be complete, and is qualified in its entirety by reference to the full text of the Loan Agreement and the Guaranty, copies of which are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On April 17, 2017, in connection with entering into the Loan Agreement described in Item 1.01 above, the Company terminated and repaid in full, as applicable (i) the Credit Agreement and (ii) the Guaranty, dated as of October 6, 2016, by the Company, Parkway Properties General Partners, Inc., Parkway Properties LP and certain subsidiaries of the Operating Partnership in favor of Bank of America, N.A., as Administrative Agent. The Credit Agreement provided for a three-year, $100 million senior secured revolving credit facility and a three-year, $350 million senior secured term loan facility, which term loan had been fully funded. The revolving credit facility and the senior secured term loan facility were scheduled to mature by their terms on October 6, 2019.

The Company repaid in full all amounts outstanding under the Credit Agreement with the proceeds from the Loan. No early termination penalties were incurred as a result of the termination. The Credit Agreement and Guaranty were filed as Exhibits 10.29 and 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 20, 2017, the Company completed the previously announced sale of an aggregate 49% interest in the Greenway Properties pursuant to the Contribution Agreement. As a result, the Company, through the Joint Venture, now owns a 51% indirect interest in the Greenway Properties (with 1% being held by a subsidiary acting as the general partner of the Joint Venture and 50% being held by a subsidiary acting as a limited partner of the Joint Venture) and each of CPPIB and TIAA/SP now owns a 24.5% interest. TIAA/SP acquired its aggregate percentage interest in two tranches over a three business day period. The Greenway Properties together constitute an approximately 5.0 million square foot campus consisting of 11 office properties located in the Greenway submarket of Houston, Texas.

At closing of the transaction, the Operating Partnership contributed all of its direct and indirect interests in the Greenway Properties to the Joint Venture and subsequently sold an aggregate 49% limited partnership interest in the Joint Venture to the Investors. In exchange for their respective limited partnership interests in the Joint Venture, each of CPPIB and TIAA/SP paid to the Operating Partnership an aggregate of approximately $105.8 million in cash, which was the result of the stated purchase price of 24.5% of the agreed gross asset value of the Greenway Properties of $1.045 billion adjusted pursuant to certain adjustments set forth in the Contribution Agreement, including adjustments for the amount of the Loan, the assumption of the Phoenix Tower mortgage loan by the Joint Venture, closing costs, certain lease obligations and capital expenditures.

In addition to the Joint Venture Agreement, in connection with the closing, the Company, through one of its subsidiaries, entered into property management, leasing and services agreements with subsidiaries of the Joint Venture pursuant to which the Company, through its subsidiary, will act as property manager, leasing agent and construction manager of the Joint Venture’s properties in exchange for specified property management, leasing and construction management fees.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K related to the Loan Agreement is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On April 20, 2017, the Company issued a press release announcing the closing of the sale of the 49% interest in the Greenway Properties to the Investors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial statements of the Company as of and for the year ended December 31, 2016 are filed herewith as Exhibit 99.2 and are incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

2.1	Omnibus Direction Agreement, dated as of April 17, 2017, by and among Parkway Operating Partnership LP, each of the entities listed on Exhibit A attached thereto, Permian Investor LP, and CPPIB US RE-A, Inc.

10.1	Amended and Restated Limited Partnership Agreement of GWP JV Limited Partnership dated as of April 17, 2017.

10.2	Loan Agreement dated as of April 17, 2017, between Goldman Sachs Mortgage Company, as Lender, and GWP North Richmond, LLC, GWP Eight Twelve, LLC, GWP West, LLC, GWP Richmond Avenue, LLC, GWP Central Plant, LLC, GWP Nine, LLC, GWP Edloe Parking, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP East, LLC and GWP 3800 Buffalo Speedway, LLC.

10.3	Guaranty, dated as of April 17, 2017, by Parkway Operating Partnership LP in favor of Goldman Sachs Mortgage Company.

99.1	Press Release issued April 20, 2017.

99.2	Unaudited pro forma combined financial statements of Parkway, Inc. as of and for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2017	PARKWAY, INC.

	BY:	/s/ A. Noni Holmes-Kidd
A. Noni Holmes-Kidd
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Omnibus Direction Agreement, dated as of April 17, 2017, by and among Parkway Operating Partnership LP, each of the entities listed on Exhibit A attached thereto, Permian Investor LP, and CPPIB US RE-A, Inc.

10.1	Amended and Restated Limited Partnership Agreement of GWP JV Limited Partnership dated as of April 17, 2017.

10.2	Loan Agreement dated as of April 17, 2017, between Goldman Sachs Mortgage Company, as Lender, and GWP North Richmond, LLC, GWP Eight Twelve, LLC, GWP West, LLC, GWP Richmond Avenue, LLC, GWP Central Plant, LLC, GWP Nine, LLC, GWP Edloe Parking, LLC, GWP ONE, LLC, GWP TWO, LLC, GWP East, LLC and GWP 3800 Buffalo Speedway, LLC.

10.3	Guaranty, dated as of April 17, 2017, by Parkway Operating Partnership LP in favor of Goldman Sachs Mortgage Company.

99.1	Press Release issued April 20, 2017.

99.2	Unaudited pro forma combined financial statements of Parkway, Inc. as of and for the year ended December 31, 2016.